===============================================================================

                       SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C.  20549

                              ____________________


                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                      the Securities Exchange Act of 1934

               Date of Report (Date of earliest event reported):

                                August 30, 1995

                             ____________________


                                 U. S. BANCORP
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                                     Oregon
                 (STATE OR OTHER JURISDICTION OF INCORPORATION)

                                     0-3505
                             (COMMISSION FILE NO.)

                                   93-0571730
                       (IRS EMPLOYER IDENTIFICATION NO.)


             111 S.W. Fifth Avenue
                Portland, Oregon                                 97204
    (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                   (ZIP CODE)


              Registrant's telephone number, including area code:

                                 (503) 275-6111

===============================================================================

ITEM 5.  OTHER EVENTS.

                 As described under Item 5 of the registrant's quarterly report on Form 10-Q for the quarter ended March 31, 1995, the registrant entered into an Agreement and Plan of Merger with West One Bancorp on May 5, 1995, providing for the merger of West One Bancorp into the registrant (the "Merger"). The Merger, which is conditioned upon, among other things, the approval of the shareholders of each party and certain regulatory approvals, is expected to be completed by year-end 1995. The registrant is filing herewith the financial statements and the pro forma financial information listed in Item 7 hereof for the purpose of incorporating such financial statements and financial information in certain of the registrant's registration statements under the Securities Act of 1933.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

                 (a)      Financial Statements.

                          The following financial statements of West One Bancorp and Subsidiaries are filed as a part of this report:

                          Consolidated Balance Sheets at December 31, 1994, and 1993.

                          Consolidated Statements of Income for the years ended December 31, 1994, 1993, and 1992.

                          Consolidated Statements of Shareholders' Equity for the years ended December 31, 1994, 1993, and 1992.

                          Consolidated Statements of Cash Flows for the years ended December 31, 1994, 1993, and 1992.

                          Notes to Consolidated Financial Statements.

                          Report of Independent Accountants.

                          Consolidated Balance Sheets at June 30, 1995, and 1994 and December 31, 1994.

                          Consolidated Statements of Income for the quarter and for the six months ended June 30, 1995, and 1994.

                          Consolidated Statements of Cash Flows for the six months ended June 30, 1995 and 1994.

                          Notes to Quarterly Consolidated Financial Statements.

                 (b)      Pro Forma Financial Information.

                          The following unaudited pro forma financial information of U.S. Bancorp and Subsidiaries is filed as part of this report:

                          Pro Forma Condensed Balance Sheet dated June 30, 1995.

                          Pro Forma Condensed Statement of Income for the six months ended June 30, 1995.

                          Pro Forma Condensed Statement of Income for the year ended December 31, 1994.

                          Pro Forma Condensed Statement of Income for the year ended December 31, 1993.

                          Pro Forma Condensed Statement of Income for the year ended December 31, 1992.

                          Notes to Pro Forma Condensed Financial Statements.

                 (c)      Exhibits.

                          See the accompanying exhibit index.

                      West One Bancorp and Subsidiaries

CONSOLIDATED BALANCE SHEETS

Dollars in thousands at December 31,                                  1994              1993
Assets
Cash and due from banks                                           $632,577          $450,384
Federal funds sold, securities purchased under
   agreements to resell and other                                  112,516            14,654
Securities:
   Available for sale                                            1,139,765         1,060,650
   Held to maturity - market value of $568,488 and $595,146        581,155           565,165
Total securities                                                 1,720,920         1,625,815
Loans - net of unearned income
   of $38,086 and $40,244:
   Real estate                                                   2,526,475         2,150,835
   Commercial and agricultural                                   2,205,459         1,996,865
   Consumer                                                      1,172,616         1,038,678
   Leases                                                          160,873           168,119
Total loans                                                      6,065,423         5,354,497
Allowance for credit losses                                        (81,757)          (74,923)
Net loans                                                        5,983,666         5,279,574
Premises and equipment                                             128,506           122,828
Interest receivable                                                 66,605            50,141
Other assets                                                       147,909           127,957
Total assets                                                    $8,792,699        $7,671,353


Dollars in thousands at December 31,                                  1994              1993

Liabilities
Deposits:
   Noninterest bearing                                          $1,397,843        $1,260,869
   Interest bearing demand                                         749,755           729,247
   Regular and money market savings                              2,086,718         1,971,211
   Time certificates under $100,000                              1,755,013         1,505,177
   Time certificates $100,000 and over                             821,553           470,543
Total deposits                                                   6,810,882         5,937,047
Short-term borrowings:
   Federal funds purchased and securities sold
      under agreements to repurchase                               804,161           568,295
   Other                                                           122,153           330,609
Long-term debt                                                     253,073           116,460
Other liabilities                                                   86,661            95,376
Total liabilities                                                8,076,930         7,047,787

Commitments and contingencies (Note 9)

Shareholders' equity
Common stock - $1.00 par value; 75,000,000 shares authorized;
   36,745,368 and 34,718,731 shares outstanding                     36,745            34,719
Capital surplus                                                    327,879           304,413
Retained earnings                                                  364,041           275,351
Unrealized gain (loss) on securities, net of tax                   (12,896)            9,083
Total shareholders' equity                                         715,769           623,566
Total liabilities and shareholders' equity                      $8,792,699        $7,671,353

The accompanying notes are an integral part of the financial statements.

                      West One Bancorp and Subsidiaries

CONSOLIDATED STATEMENTS OF INCOME

Dollars in thousands except per share data,
  for the year ended December 31,                    1994              1993              1992
Interest income
Loans                                            $471,971          $402,550          $338,290
Short-term investments                              3,000             1,371             8,278
Interest and dividends on securities:
   United States Treasury and Government agencies  33,331            31,172            35,711
   State and municipal bonds                       30,147            25,056            15,392
   Mortgage-backed securities                      15,233            21,842            21,971
   Other                                            9,304            15,334            14,146
Total interest income                             562,986           497,325           433,788

Interest expense
Deposits                                          179,639           160,076           160,138
Federal funds purchased and securities sold
   under agreements to repurchase                  22,185            18,592            20,995
Other short-term borrowings                        10,390             6,543             3,911
Long-term debt                                      9,147             8,224            10,046
Total interest expense                            221,361           193,435           195,090
Net interest income                               341,625           303,890           238,698
Provision for credit losses                        13,278            13,383            14,308
Net interest income after
   provision for credit losses                    328,347           290,507           224,390

Noninterest income
Trust fees and commissions                         14,201            13,627            11,819
Service charges on deposit accounts                39,536            36,588            30,882
Other service charges, fees and commissions        48,785            41,079            30,569
Other                                              11,991            10,720             8,501
Securities gains (losses)                          (1,067)              495             1,690
Total noninterest income                          113,446           102,509            83,461

Noninterest expense
Salaries and employee benefits                    142,512           128,886           104,024
Other                                             152,180           143,552           112,500
Total noninterest expense                         294,692           272,438           216,524
Income before taxes                               147,101           120,578            91,327
Provision for income taxes                         43,930            37,391            27,955
Net income                                       $103,171           $83,187           $63,372

Primary earnings per share                          $2.88             $2.50             $2.09
Fully diluted earnings per share                     2.74              2.38              1.98

The accompanying notes are an integral part of the financial statements.

                      West One Bancorp and Subsidiaries

CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY

Dollars in thousands except per share data

                                                                       Unrealized
                                                                      Securities
                               Common      Capital       Retained          Gain
                                Stock      Surplus       Earnings         (Loss)        Total
Balance at December 31, 1991  $28,062     $173,823       $165,163     $     -       $367,048
Net income                          -            -         63,372           -         63,372
Cash dividends declared -
   $.675 per share                  -            -        (20,983)          -        (20,983)
Issuance of common stock -
   3,375,062 shares             3,375       66,234         (1,687)          -         67,922
   Acquisition -
      913,694 shares              914        8,758          1,982           -         11,654
Tax benefit of stock options
   exercised                        -          812              -           -            812

Balance at December 31, 1992   32,351      249,627        207,847           -        489,825
Net income                          -            -         83,187           -         83,187
Cash dividends declared -
   $.49 per share                   -            -        (16,421)          -        (16,421)
Issuance of common stock -
   2,161,317 shares             2,162       52,300            (86)          -         54,376
   Acquisition -
      206,254 shares              206        2,011            824            -         3,041
Tax benefit of stock options
   exercised                        -          475              -            -           475
Unrealized gain on securities,
   net of tax                       -            -              -        9,083         9,083

Balance at December 31, 1993   34,719      304,413        275,351        9,083       623,566
Net income                          -            -        103,171            -       103,171
Cash dividends declared -
   $.76 per share                   -            -        (27,094)           -       (27,094)
Issuance of common stock -
   381,039 shares                 381        7,488              -            -         7,869
   Acquisitions -
      1,639,687 shares          1,639       14,543         12,613       (1,048)       27,747
   Conversion of subordinated
      debentures -
      5,911 shares                  6          103              -            -           109
Tax benefit of stock options
   exercised                        -        1,332              -            -         1,332
Unrealized loss on securities,
   net of tax                       -            -              -      (20,931)      (20,931)
Balance at December 31, 1994  $36,745     $327,879       $364,041     $(12,896)     $715,769

The accompanying notes are an integral part of the financial statements

                      West One Bancorp and Subsidiaries

CONSOLIDATED STATEMENTS OF CASH FLOWS

Dollars in thousands
for the year ended December 31,                   1994          1993           1992
Cash flows from operating activities
Net income                                    $103,171       $83,187         $63,372
Adjustments to reconcile net income to
   net cash provided by operating activities:
   Provision for credit losses                  13,278        13,383          14,308
   Depreciation of premises and equipment       16,446        15,619          11,451
   Amortization and accretion of premiums
      and discounts                             11,409        14,013           9,479
   Amortization of intangible and other assets  11,743        12,741           8,547
   Originations of real estate loans held
      for sale                                (274,119)     (486,205)       (304,612)
   Proceeds from real estate and other
      loans sold                               291,068       421,141         309,249
   Net gain on sale of real estate loans        (3,258)       (1,931)         (4,756)
   Net (gain) loss on sale of securities         1,067          (495)         (1,690)
   Purchase of trading account securities     (101,905)      (37,550)        (95,266)
   Sale of trading account securities          102,578        38,087         104,315
Changes in assets and liabilities, net of
   effect of acquisitions:
   Interest receivable                         (14,166)         (156)          3,779
   Other assets                                 (7,428)      (10,775)         (7,027)
   Other liabilities                               577         7,557           4,290
Net cash provided by operating activities      150,461        68,616         115,439

Cash flows from investing activities
Change in short-term investments,
    maturities less than 90 days               (91,324)      177,186           4,776
Purchase of securities available for sale     (609,658)     (141,903)              -
Maturity of securities available for sale      309,419       112,007               -
Sale of securities available for sale          264,278        82,043               -
Purchase of securities held to maturity        (64,138)     (453,933)      (1,102,479)
Maturity of securities held to maturity         46,184       448,916          531,152
Sale of investment securities                        -           704          157,988
Change in net loans and leases                (618,648)     (746,376)        (139,251)
Purchase of premises and equipment             (15,431)      (16,946)         (14,162)
Sale of premises and equipment                     346         1,034              677
Additions to intangible assets                  (9,556)       (6,979)          (9,455)
Sale of other real estate owned                  8,861         9,712           10,960
Cash provided by acquisitions                  176,918         2,019          370,159
Net cash used by investing activities         (602,749)     (532,516)        (189,635)


Dollars in thousands
for the year ended December 31,                   1994          1993            1992

Cash flows from financing activities
Change in deposits                             495,063       268,448         249,910
Change in short-term borrowings,
   maturities less than 90 days                 33,103        59,305          12,721
Proceeds from short-term borrowings             41,107       128,283         164,795
Payments on short-term borrowings              (48,611)     (100,605)       (197,406)
Additions to long-term debt                    145,000        27,500           5,474
Payments on long-term debt                     (14,385)      (28,943)         (4,501)
Proceeds from issuance of common stock           8,463        54,526          67,922
Cash dividends paid                            (25,259)      (19,392)        (15,130)

Net cash provided by financing activities      634,481       389,122         283,785

Net increase (decrease) in cash and due
   from banks                                  182,193       (74,778)        209,589
Cash and due from banks - January 1            450,384       525,162         315,573
Cash and due from banks - December 31         $632,577      $450,384        $525,162

Supplemental  information
Interest paid                                 $213,749      $195,094        $198,752
Income taxes paid                               50,159        36,000          19,629
Noncash transactions
Reclassification of securities available
   for sale                                          -       939,254         160,989
Securities purchased not settled                     -         3,761               -
Loans held for sale transferred to the loan
   portfolio                                    32,799        41,457          14,518
Loan charge-offs                                18,999        16,156          19,445
Transfer of loans to other real estate owned    10,318         4,295           9,177
Additions to core deposit intangibles                -             -           8,188
Capital lease for computer equipment                 -             -          10,857
Termination of capital lease for computer
   equipment                                         -             -           6,460
Tax benefit of stock options exercised           1,332           475             812
Dividends declared not paid                      8,084         6,249           9,220
Acquisitions:
   Securities and short-term investments        94,693        11,792          31,807
   Net loans                                   122,266        21,469         913,432
   Premises and equipment                        7,045           612          24,631
   Intangible assets                            11,389            -           13,757
   Deposits                                    378,772        32,260       1,342,021
   Other liabilities, net                        5,792           591             111
   Equity                                       27,747         3,041          11,654

The accompanying notes are an integral part of the financial statements.


NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 1 SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The accounting and reporting policies of West One Bancorp and its subsidiaries (West One) conform with generally accepted accounting principles and general practice in the banking industry.

Principles of Consolidation
The consolidated financial statements include the accounts of West One with elimination of material intercompany transactions and balances. The Parent Company only financial statements (Note 16) reflect investment in subsidiaries using the equity basis of accounting. Certain reclassifications have been made to prior year financial statements to conform to the 1994 presentation. Assets owned by others and held in a fiduciary or agency capacity by subsidiaries are not included in the consolidated balance sheets.

Securities
On December 31, 1993, West One adopted Statement of Financial Accounting Standards (SFAS) No. 115, "Accounting for Certain Investments in Debt and Equity Securities." Securities held to maturity are stated at cost, adjusted for amortization of premiums and accretion of discounts. Securities available for sale and trading account securities are stated at market value. Gains and losses on sale of securities, recognized on a specific identification basis, and valuation adjustments of trading account securities are included in noninterest income. Net unrealized gains and losses on securities available for sale are included, net of tax, as a component of shareholders' equity.


Loans
Loans and leases are stated at the principal amount outstanding, net of unearned income. Interest on loans is recognized as income based on the outstanding principal and the stated interest rates as adjusted for net deferred loan fees, premiums and discounts. Loan origination fees and costs are deferred and recognized as income on the interest method over the life of the loans. Lease income, primarily from financing leases, is recognized on the interest method. Recognition of interest income is discontinued and all accrued, unpaid interest is reversed when a loan is placed on nonaccrual status. A loan or lease is placed on nonaccrual status when timely collection of interest becomes doubtful. Interest payments received on nonaccrual loans and leases are applied to principal if collection of principal is doubtful or reflected as interest income on a cash basis. Loans and leases are removed from nonaccrual status when they are current and collectibility of principal and interest is no longer doubtful. Loans held for sale are stated at the lower of cost or market.

Allowance for Credit Losses
The allowance for credit losses is maintained at a level considered adequate by management to provide for losses inherent in the portfolio of loans, leases and commitments to extend credit. Loans sold with servicing released have technical underwriting exception and repurchase risks. Any loans repurchased are considered in the determination of the adequacy of the allowance for credit losses. The estimate of additions to the allowance for credit losses, and resulting charge to expense, requires judgment in evaluating the borrower's management, financial position, cash flow, collateral values and guarantees, as well as projection of the outcome of future events. The continuing adequacy of the allowance for credit losses is determined based upon the results of a credit classification system, internal and external credit examinations, historic experience, economic conditions, industry concentrations, elements of risk and other loss factors affecting the quality of the loan portfolio.

Premises and Equipment
Premises, equipment, major improvements and replacements are stated at cost. Depreciation is recognized on the straight-line method over the estimated useful life of the asset. Leasehold improvements are amortized over the shorter of the useful life of the asset or the remaining term of the lease. Gains or losses from disposal of premises and equipment are reflected in noninterest expense. Maintenance and repairs are expensed and improvements are capitalized. Costs of purchased and internally-developed software are amortized over periods up to five years.

Other Real Estate Owned
Other real estate owned consists principally of properties acquired through foreclosure and is stated at the lower of cost or market value.

Other Assets
Other assets include goodwill and core deposit intangibles and are stated at cost, net of amortization provided on straight-line and level interest methods over useful lives ranging up to 25 years. Purchased mortgage servicing rights are stated at cost, net of amortization based on the income method and prepayment assumptions.

Earnings per Share
Primary and fully diluted earnings per share are computed using the weighted average number of common and common equivalent shares outstanding. Common equivalent shares result from the assumed exercise of outstanding stock options, if dilutive. Fully diluted earnings per share assumes conversion of the convertible debentures, if dilutive.

New Pronouncements
The Financial Accounting Standards Board has issued SFAS No. 114, "Accounting by Creditors for Impairment of a Loan," SFAS No. 116, "Accounting for Contributions Received and Contributions Made" and SFAS No. 118, "Accounting by Creditors for Impairment of a Loan - Income Recognition and Disclosures," effective for years beginning after December 15, 1994. None of these statements is expected to have a material effect on West One.


NOTE 2. ACQUISITIONS

West One acquired the financial institutions listed below in transactions accounted for as poolings of interests. The acquisitions were not material to West One's financial position, results of operations and cash flows and prior year financial statements have not been restated.



Dollars in thousands

                                                          Year-to-
                                         Year-to-date     date net        Total      Number of
                                          revenues at    income at    assets at       West One
                             Acquisition  acquisition  acquisition  acquisition         shares
Entity acquired              date                date         date         date      exchanged
National Security Bank       November 1994     $9,595       $1,701     $131,662      1,101,832
Valley Commercial Bank       September 1994     2,803          255       63,576        404,523
Idaho State Bank             January 1994           -            -       47,949        133,332
Ben Franklin National Bank   May 1993           2,171           (6)      36,531        206,254
Yakima Valley Bank           October 1992       8,527          895      119,493        913,694


West One acquired ten Far West Federal Savings Bank branches in Oregon from Resolution Trust Corporation in April 1994. The transaction included the receipt of $159,814 in cash, $2,257 of premises and equipment, $11,249 of intangible assets, and the assumption of $173,320 of deposits and other liabilities. The transaction was accounted for as a purchase of certain assets and assumption of certain liabilities.

In September 1992, West One purchased 38 branches and seven specialty offices in the Puget Sound region of Washington from Security Pacific Corporation. The transaction included the receipt of $315 million of cash, the purchase of approximately $837 million of loans, $21 million of premises and equipment, $21 million of intangible and other assets and the assumption of approximately $1.2 billion of deposits. In July 1992, West One purchased three branches of Bank of America, Oregon. The transaction included the receipt of $45 million of cash, the purchase of approximately $1 million of loans, $1 million of premises and equipment, $1 million of intangible and other assets and the assumption of $48 million of deposits and other liabilities. Both of these transactions were accounted for as purchases of certain assets and assumptions of certain liabilities.


NOTE 3.     SECURITIES

Dollars in thousands

                                                         Gross          Gross        Estimated
                                      Amortized     unrealized     unrealized           market
                                           cost          gains         losses            value
1994
AVAILABLE FOR SALE
United States Treasury securities      $371,139             $5        $(8,774)      $362,370
United States Government agencies       389,355          4,498         (2,186)       391,667

Mortgage-backed securities              240,916            107        (13,550)       227,473
Other                                   159,429             88         (1,262)       158,255
Total available for sale              1,160,839          4,698        (25,772)     1,139,765

HELD TO MATURITY
State and municipal bonds               581,155          4,958        (17,625)       568,488
Total securities                     $1,741,994         $9,656       $(43,397)    $1,708,253

1993
AVAILABLE FOR SALE
United States Treasury securities      $289,428         $2,706           $(56)      $292,078
United States Government agencies       255,686          5,898            (97)       261,487
Mortgage-backed securities              295,421          3,592           (318)       298,695
Other                                   205,228          3,187            (25)       208,390
Total available for sale              1,045,763         15,383           (496)     1,060,650

HELD TO MATURITY
State and municipal bonds               565,165         32,723         (2,742)       595,146
Total securities                     $1,610,928        $48,106        $(3,238)    $1,655,796


Gross gains of $521 and gross losses of $1,588 were realized on 1994 sales. Gross gains of $678 and gross losses of $183 were realized on 1993 sales. Securities having book values of $1,409,755 and $1,342,023 at December 31, 1994 and 1993, respectively, were pledged as collateral for public and trust deposits, United States Treasury borrowings and securities sold under agreements to repurchase.

Contractual maturities of securities at December 31, 1994 follow. Average yields are based on expected returns on cost and average lives for mortgage-backed securities.


                       Within        One to       Five       After
                          one          five     to ten         ten       Serial
                         year         years      years       years   maturities         Total
Available for sale
United States:
   Treasury securities  $118,757   $243,613   $      -    $      -      $      -     $362,370
   Government agencies    22,762     49,012     50,579     269,314             -      391,667
Mortgage-backed
   securities                  -          -          -           -       227,473      227,473
Other                     34,716     49,891     18,067      55,581             -      158,255
Total market value       176,235    342,516     68,646     324,895       227,473    1,139,765
Total amortized cost     177,184    352,263     68,706     321,771       240,915    1,160,839
Average yield               5.68%      5.58%      7.53%       6.58%         6.75%        6.23%

Held to maturity
State and municipal
   bonds at cost         $33,215   $228,176    291,653     $28,111             -     $581,155
Total market value        33,241    225,494    282,561      27,192             -      568,488
Average yield               5.22%      5.53%      5.50%       6.25%            -         5.53%



NOTE 4.  ALLOWANCE FOR CREDIT LOSSES

Dollars in thousands                                         1994          1993         1992
Balance at January 1                                      $74,923       $68,243      $53,048
Loan charge-offs

Real estate                                                   379         1,141        1,292
Commercial and agricultural                                 5,286         4,804        8,111
Consumer                                                   13,164         9,802        9,597
Leases                                                        170           409          445
Total charge-offs                                          18,999        16,156       19,445

Loan recoveries
Real estate                                                   366           468          421
Commercial and agricultural                                 3,559         4,496        4,298
Consumer                                                    4,740         3,970        4,641
Leases                                                        107           169          264
Total recoveries                                            8,772         9,103        9,624

Net charge-offs                                            10,227         7,053        9,821

Provision for credit losses                                13,278        13,383       14,308
Additions from acquisitions                                 3,783           350       10,708

Balance at December 31                                    $81,757       $74,923      $68,243


NOTE 5.  PREMISES AND EQUIPMENT

Dollars in thousands                                                       1994         1993
Land                                                                    $34,687      $33,030
Buildings                                                                93,911       85,040
Furniture and equipment                                                  95,138       87,053
Leasehold improvements                                                   13,719       12,103
                                                                        237,455      217,226
Accumulated depreciation and amortization                              (108,949)     (94,398)
Net premises and equipment                                             $128,506     $122,828



Leases of bank premises and equipment generally provide for the payment of taxes, maintenance, insurance and certain other related expenses and contain extension provisions, escalation clauses and purchase options.

Lease expense included in net occupancy and equipment expense was $10,283 in 1994, $10,434 in 1993 and $7,506 in 1992. Occupancy expense was reduced by rental income of $2,088 in 1994, $2,169 in 1993 and $2,283 in 1992.

At December 31, 1994, future minimum lease payments under long-term noncancelable operating leases were $10,377 in 1995, $8,568 in 1996, $7,122 in 1997, $5,458 in 1998, $3,537 in 1999 and $33,565 thereafter. Management expects to renew or replace expiring leases in the normal course of business


NOTE 6.  MORTGAGE BANKING

Dollars in thousands                                1994             1993             1992
REAL ESTATE LOANS ORIGINATED AND SERVICED

Sold with servicing released                    $221,458         $299,690         $304,493
Held for sale                                     28,523           76,625           50,988
Serviced for others                            2,083,452        1,506,612        1,354,599

PURCHASED MORTGAGE SERVICING RIGHTS
Balance at January 1                             $13,797          $10,884           $6,736
Additions                                          9,556            6,969            5,545
Amortization                                      (2,894)          (4,056)          (1,397)

Balance at December 31                           $20,459          $13,797          $10,884




NOTE 7. SHORT-TERM BORROWINGS

                                            1994                1993               1992
Dollars in thousands                   Amount  Interest    Amount  Interest    Amount Interest
                                                 rate                rate               rate
Federal funds purchased
   and securities sold under
   agreements to repurchase

Balance at December 31               $804,161    5.55%    $568,295   2.68%    $668,631  2.75%
Average                               576,968    3.85      665,106   2.80      624,864  3.36
Maximum month-end balance             804,161              735,046             688,689

Other short-term borrowings
Balance at December 31                122,153    4.66      330,609   2.68      141,392  2.56
Average                               254,240    4.09      215,389   3.04      111,179  3.52
Maximum month-end balance             500,547              434,910             244,765


The average balance is computed on a daily average method. The average rate is computed by dividing total interest expense by the average outstanding balance.

Other short-term borrowings consist of United States Treasury borrowings and bank notes. Unused lines of credit aggregating $45,000 at December 31, 1994 were maintained with banks in support of commercial paper. The lines bear interest at short-term money market rates, if drawn upon. The lines required commitment fees of $83, $84, and $76 in 1994, 1993 and 1992, respectively.



NOTE 8. LONG-TERM DEBT

Dollars in thousands
                                                                          1994            1993
Parent company
Convertible subordinated debentures at 7.75% due 2006,
     interest payable semi-annually                                    $49,890         $50,000
Convertible subordinated capital notes at 1/4% above the
     three-month LIBOR due 1997, interest payable quarterly             20,987          20,983
Capital lease obligations at 10%, payable in monthly installments
     through 1997                                                        3,754           6,821

Subsidiaries
Federal Home Loan Bank Notes  with interest payable monthly at floating and fixed rates ranging from 3.98% to 7.95% and with principal
     due 1995 through 2004                                             178,233          38,029
Other                                                                      209             627
Total                                                                 $253,073        $116,460

Scheduled reductions of debt are $40,150 in 1995, $86,379 in 1996, $72,869 in 1997, $815 in 1998, $817 in 1999 and $52,043 thereafter including reductions of Parent Company debt of $3,387 in 1995, $273 in 1996, $21,081 in 1997 and
$49,890 in 2006. The convertible subordinated debentures are convertible into shares of common stock of West One at a conversion price of $18.605 per share, and are callable by West One at a redemption price ranging from 104.650 in 1995 to 100.775 in 2000. The convertible subordinated capital notes may be called and exchanged for common stock, preferred stock or other capital securities at the option of West One. The interest rate on these notes was 6.25% at December 31, 1994 and 5.25% at December 31, 1993. The debt agreements limit indebtedness and sale of subsidiaries' stock.


NOTE 9. COMMITMENTS AND CONTINGENCIES

West One is a party to certain financial instruments to meet the financing needs of customers and to reduce exposure to interest rate risk. The following is a summary of the contract or notional amount of these financial instruments, all of which were held or issued for purposes other than trading, as of December 31.



Dollars in thousands                                            1994         1993
Financial instruments with credit risk
   up to contract amounts (a)
Commitments to extend credit                              $2,858,143   $2,260,507
Standby letters of credit                                    177,349      188,029
Commercial letters of credit                                  30,353       25,527

Financial instruments with credit risk less
   than contract or notional amounts
Mortgage-backed security contracts (b):
   Forward sales                                               6,500       32,500
   Purchased options                                           2,000        9,000
Notional value of interest rate swaps (b):                   534,556            -
Foreign exchange contracts (c):
   Commitments to purchase                                     3,492        5,422
   Commitments to sell                                         7,608        1,500


 (a) Commitments to extend credit have fixed maturity dates and represent West One's obligations to fund commercial and real estate loans, including home equity lines, lines of credit, revolving lines of credit and other types of commitments. Letters of credit are performance assurances of customer obligations or guarantees of financing for trade transactions. West One's exposure to credit loss for commitments to extend credit and letters of credit, in the event of nonperformance by others, is represented by the contractual amount of the instruments. Since many commitments to extend credit are expected to expire without being drawn upon, the total commitments do not necessarily represent future cash requirements. West One follows the same credit policies in making commitments and conditional obligations as it does for on-balance sheet instruments. Collateral varies, but may include accounts receivable, inventory, premises and equipment and commercial properties. West One's lending activities are concentrated in Idaho, Washington, Oregon and Utah.

(b) The forward sales and purchased options are contracts to buy or sell mortgage-backed securities to hedge interest rate risk on fixed rate mortgage loan or rate commitments. Net positions are valued at the lower of cost or market. Gains or losses are recognized upon settlement of the forward sale contracts based on the difference between the net sales proceeds and the net carrying value of the loans sold. The option premium paid, which represents loss exposure, is amortized over the life of the option.

Interest rate swaps are principally used to hedge interest rate risks associated with certain loans and deposits and are accounted for on the accrual method of accounting. The principal swap, which matures in 1999, requires payment of prime less 2.535% and receipt of the three month London Interbank Offering Rate (LIBOR) with caps, which increase 25 basis points per quarter, on the notional amount of $500,000.

The credit and market risks associated with forward sale and purchased option contracts and interest rate swaps arise from the possible inability of counterparties to meet the terms of the contracts and from fluctuations in securities' values and interest rates. West One limits credit risk by restricting counterparties to a list of approved institutions. Generally, West One does not require collateral for these types of instruments.

(c) The credit and market risks associated with foreign exchange contracts, which may arise from the counterparty's inability to make payment at the settlement date and fluctuations in value of a foreign currency in relation to the U.S. dollar, were nominal at December 31, 1994 and 1993.

West One is a defendant in various pending lawsuits, arising in the ordinary course of business, none of which are expected to have a material effect on West One's financial position or results of operations.


NOTE 10. SHAREHOLDERS' EQUITY

Authorized capital stock of West One consists of 75,000,000 shares of $1.00 par value common stock and 5,000,000 shares of $1.00 par value preferred stock, of which 150,000 preferred shares are reserved for issuance under the Shareholder Rights Plan.

At December 31, 1994 and 1993 securities available for sale were stated at market and the resulting net after-tax unrealized loss of $12,896 and gain of $9,083, respectively are presented as a component of shareholders' equity.

On October 19, 1989 the Board of Directors adopted a Shareholder Rights Plan. Under the terms of the Plan, the Board declared a dividend distribution of one Right for each share of common stock outstanding on October 31, 1989, or at specified times thereafter. When initially issued each Right entitled the registered holder to purchase from West One a unit consisting of one-hundredth of a share of Series A Junior Participating Preferred Stock at a purchase price of $150 per unit, subject to adjustment.

The Rights will become exercisable upon the occurrence of specified events which could result in a change in control of West One or upon the determination by the Board that an Adverse Person (as defined) beneficially owns 10 percent or more of the outstanding common stock. Once the Rights become exercisable, if the Board determines that a person is an Adverse Person or a person becomes the owner of 25 percent or more of the then-outstanding shares of common stock (with certain exceptions), each holder of a Right (other than an Acquiring Person (as defined) or an Adverse Person) will thereafter become entitled to receive, upon payment of the exercise price, common stock (or in certain circumstances other consideration) having a value equal to two times the exercise price or, at the discretion of the Board, to receive common stock (or other consideration) having one-half that value without payment of the exercise price. The Rights are nonvoting, may be redeemed by West One at a price of $.01 per Right at any time until ten business days after an individual or group acquires 20 percent of West One's common stock and expire on October 31, 1999. The issuance of the Rights is intended to encourage any potential acquirer of West One to negotiate the manner and terms of the transaction with the Board and to protect shareholders from unsolicited tender offers which do not treat all shareholders in a fair and equal manner, and from other coercive takeover tactics.

Under shareholder approved incentive programs, the Board of Directors may grant to key employees options to purchase common stock and other stock-based awards. All options are to be granted at market value of the stock at date of grant and may be exercisable over periods up to ten years. The following summary sets forth the activity under the option plan:




                                          Option price     Available       Options
                                       range per share     for grant   outstanding
December 31, 1991                   $ 6.553  -  17.000    1,887,134       916,994
Granted                              16.688  -  25.250     (289,226)      289,226
Exercised                             6.553  -  14.188            -       (91,806)
December 31, 1992                     6.629  -  25.250    1,597,908     1,114,414
Granted                              23.875  -  28.625     (263,701)      263,701
Exercised                             6.629  -  14.188            -      (125,520)
Canceled                             11.438  -  24.500        5,000        (5,000)
Expired                              11.438  -  12.313       (1,000)            -
December 31, 1993                     6.629  -  28.625    1,338,207     1,247,595
Granted                              24.750  -  32.000     (322,744)      322,744
Exercised                             6.629  -  25.938            -      (177,645)
Canceled                             11.438  -  26.375       32,750       (32,750)
Expired                              11.438  -  13.938       (4,750)            -
December 31, 1994                     8.083  -  32.000    1,043,463     1,359,944



Options exercisable under the plans were 662,319, 599,880 and 516,668 at December 31, 1994, 1993 and 1992, respectively.


NOTE 11:   FAIR VALUE OF FINANCIAL INSTRUMENTS

                                                       1994                    1993
Dollars in thousands                         Book      Estimated           Book     Estimated
                                            value     fair value          value    fair value
Financial assets
   Cash and short-term investments        $745,093       $745,093       $465,038      $465,038
   Securities:
      Available for sale                 1,139,765      1,139,765      1,060,650     1,060,650
      Held to maturity                     581,155        568,488        565,165       595,146
   Loans, net of leases and allowance    5,822,793      5,798,565      5,111,455     5,149,693
      for credit losses

Financial liabilities
   Demand and savings deposits          $4,234,316     $4,234,316     $3,961,327    $3,961,327
   Time certificates of deposit          2,576,566      2,351,241      1,975,720     1,994,389
   Short-term borrowings                   926,314        926,314        898,904       898,904
   Long-term debt                          253,073        272,909        116,460       146,675


Financial assets and financial liabilities other than securities and certain long-term debt of West One are not traded in active markets. Estimated fair values require subjective judgments and are approximate. The above estimates of fair value are not necessarily representative of amounts that could be realized in actual market transactions, nor of the underlying value of West One. The value of long-term relationships with depositors (core deposit intangibles) is not reflected and such value is significant. Changes in the following methodologies and assumptions could significantly affect the estimates.

Financial Assets
The estimated fair value of cash and short-term investments approximates the book value. For securities, the fair value is based on quoted market prices at December 31. The fair value of loans is estimated by discounting future cash flows using current rates at which similar categories of loans would be made, net of the present value of estimated net charge-offs.

Financial Liabilities
The estimated fair value of demand and savings deposits approximates book value. The fair value of time certificates of deposit is estimated by discounting future cash flows using current rates offered on similar certificates. For short-term borrowings, the fair value approximates book value. The estimated fair value of long-term debt is based on quoted market prices or estimates of discounted cash flows using current rates at which similar financing could be obtained.

Off-balance Sheet Financial Instruments
Commitments to extend credit, letters of credit and interest rate swaps represent the principal categories of off-balance sheet financial instruments. See Note 9 to the financial statements. The fair value of West One's commitments to extend credit, letters of credit, forward sale, purchased option and foreign exchange contracts are not material. The interest rate swaps hedge interest rate risks associated with certain prime-related assets and supporting deposits as a part of West One's interest rate risk management strategy. The present value of the interest rate swaps using discounted cash flows and assuming interest rates at December 31, 1994 remain constant is a liability of $4.3 million. Based on implied forward interest rates at December 31, 1994, an exit cost (fair value) of $34.9 million would be incurred to terminate the contracts. These contracts are part of a continuing asset and liability risk management strategy, and West One currently has no intent to exit the contracts.


NOTE 12. EMPLOYEE BENEFITS

West One has a noncontributory defined benefit retirement plan covering substantially all employees. Benefits to retired employees are based on years of service and compensation. West One funds at least the minimum annual contributions required by the Employee Retirement Income Security Act of 1974. Since plan assets exceeded accumulated benefit obligation, no additional funding was made in 1994, 1993 or 1992.

Pension (income) expense included the following components for the year ended December 31:



Dollars in thousands                                    1994            1993           1992
Service cost                                          $3,576          $2,319         $1,819
Interest cost                                          4,544           3,788          3,342
Actual return on plan assets                           2,455          (4,618)        (4,617)
Deferred loss                                         (9,841)         (1,912)        (1,408)
Amortization                                            (654)           (725)          (725)
Pension (income) expense                                 $80         $(1,148)       $(1,589)

The funded status of the plan and pension asset at December 31 consisted of:

                                                        1994            1993           1992
Actuarial present value of
     accumulated benefit obligation
Vested                                              $(43,396)       $(44,497)      $(27,202)
Nonvested                                             (2,663)         (2,891)        (1,592)
Accumulated benefit obligation                      $(46,059)       $(47,388)      $(28,794)

Plan assets at fair value
U.S. Government securities                           $16,321         $16,563        $19,416
Equity securities                                     38,449          40,199         32,935
Other                                                 10,133          11,963         12,927
Total                                                 64,903          68,725         65,278
Projected benefit obligation                         (55,566)        (54,489)       (38,030)

Plan assets in excess of projected
     benefit obligations
                                                       9,337          14,236         27,248
Unrecognized net (gain) loss                          11,102           6,892         (6,238)
Unrecognized net transition asset                     (3,842)         (4,610)        (5,379)
Unrecognized prior service cost                          101             260              -
Pension asset                                        $16,698         $16,778        $15,631



West One also has three unfunded supplemental retirement plans. The Supplemental Executive Retirement Plan provides supplemental benefits to eligible employees when the employee's earnings exceed the dollar amount used for the definition of a highly compensated employee in the Internal Revenue Code (IRC) Section 414 (q) (1) (B) during each of the three preceding years. The Non-Qualified IRC 415 Benefit Limit Make-Up plan provides for additional payments to be made to employees whose defined pension benefit exceeds the limit for maximum benefits from the defined benefit pension plan. The Executive Deferred Compensation Pension Make-Up plan covers pension benefits resulting from salary deferrals which have not been included in the computation of benefits under the regular defined benefit pension plan.

Pension expense for the supplemental retirement plans included the following for the year ended December 31:


                                                     1994      1993      1992
Supplemental Executive Retirement Plan (SERP)        $323      $316      $303
Non-Qualified IRC 415 Benefit Limit Make-Up            14        16        51
Executive Deferred Compensation Pension Make-Up        77        38        26
Total supplemental pension expense                   $414      $370      $380


Pension expense for the SERP included the following components for the year ended December 31:


                                                     1994      1993      1992
Service cost                                         $151      $113      $115
Interest cost                                         130       154       139
Amortization                                           42        49        49
Pension expense                                      $323      $316      $303


The status of the SERP and pension liability at December 31 consisted of:


                                                     1994      1993      1992
Actuarial present value of accumulated
     benefit obligations:

Vested                                            $(1,051)  $(1,747)    $(642)
Nonvested                                               -        (6)        -
Accumulated benefit obligation                    $(1,051)  $(1,753)    $(642)

Projected benefit obligation                      $(1,609)  $(2,185)  $(1,596)

Unrecognized net (gain) loss                         (603)      320       (29)
Unrecognized net transition obligation                536       584       633
Unrecognized prior service cost                       141         -         -
Additional liability                                    -      (472)        -
Pension liability                                 $(1,535)  $(1,753)    $(992)



Assumptions used for projected benefit obligations, computed using the projected unit credit method, were:


                                                     1994      1993      1992
Discount rate                                        8.75%     7.50%     9.50%
Rate of increase in compensation levels              4.00      3.00      6.00
Long-term rate of return on assets                  10.00     10.50     10.50


A change in method for determining the market-related value of plan assets decreased pension expense $313 in 1994. The change in salary increase assumption increased pension income by $319 in 1993. Changes in the assumed participant withdrawal rates increased pension income $789 in 1992.

West One has an Employee Thrift Investment Plan, under IRC Section 401, covering substantially all employees. Under the plan, West One made contributions of 50% of participating employees' salary deferrals up to 6% of salary in 1994 and 1993, and 5% of salary in 1992 aggregating $2,744 for 1994, $2,384 for 1993 and $1,566 for 1992.

West One provides certain health care insurance benefits for retired employees and their dependents (postretirement benefits). Substantially all of West One's retirees are eligible for those benefits if they retired directly from service with at least ten years of credited service. Retiree contributions are required depending on age and number of years of service at the time of retirement.

Postretirement benefit expense included the following components for the year ended December 31:


                                                             1994       1993
Service cost                                                 $243       $165
Interest cost                                                 968        959
Amortization                                                  590        554
Postretirement benefit expense                             $1,801     $1,678

The reconciliation of the status of the plan at December 31 follows:

                                                             1994        1993
Accumulated postretirement benefit obligation:
     Retirees and dependents                              $(8,234)   $(10,477)
     Eligible active employees                                218         243
     Other active plan participants                        (3,239)     (3,122)

Accumulated postretirement benefit obligation             (11,255)    (13,356)
Unrecognized net transition obligation                      9,965      10,519
Unrecognized net (gain) loss                                 (596)      1,884
Accrued postretirement benefit liability                  $(1,886)      $(953)

Postretirement benefit claims for the year                   $868        $725

In 1994 West One assumed a 13% annual rate of increase in the per capita cost of covered retiree and dependent health care benefits. The medical trend rate was assumed to decrease gradually to 6% in 2006 and remain at that level for future years. A one percentage point increase in the assumed health care cost trend rate would increase the accumulated postretirement benefit obligation at December 31, 1994 by $1,107 and the aggregate of the service cost and interest cost components of net periodic postretirement benefit expense for 1994 by $153.

The discount rate used in determining the actuarial present value of the projected postretirement benefit obligation was 8.75%. The salary limits which determine the amount of the deductible paid by the employee were assumed to increase in proportion to West One salary levels.


NOTE 13. NONINTEREST EXPENSE

Dollars in thousands for the year ended December 31,     1994          1993            1992
Salaries                                             $114,916      $104,737         $85,741
Employee benefits                                      27,596        24,149          18,283
Outside services                                       31,977        28,242          21,590
Equipment                                              21,942        21,725          17,174
Net occupancy                                          20,604        19,571          15,255
Insurance and miscellaneous taxes                      19,224        16,899          13,506
Marketing                                              10,331         9,792           7,975
Postage and courier                                     9,756         8,568           6,344
Supplies                                                7,453         7,364           5,989
Telephone                                               7,515         6,551           4,739
Other                                                  23,378        24,840          19,928
Total                                                $294,692      $272,438        $216,524


NOTE 14.  INCOME TAXES

The provision for income taxes consisted of the following for the year ended December 31:


Dollars in thousands                                     1994          1993            1992
Federal

Current                                               $42,257       $29,480         $20,136
Deferred                                               (5,225)        1,006           2,925

State
Current                                                 6,773         6,329           4,621
Deferred                                                  125           576             273

Total federal and state                               $43,930       $37,391         $27,955



Deferred taxes were as follows for the year ended December 31:

                                                         1994          1993            1992
Provision for credit losses                           $   300       $(2,218)          $(926)
Depreciation and amortization                          (3,358)         (778)           (674)
Cash basis accounting                                    (493)       (1,288)           (289)
Leasing                                                (2,947)        2,546           2,745
Alternative minimum tax                                     -             -           1,154
Other                                                     889         1,861             102
Use of subsidiary preacquisition tax carryforwards

     to reduce purchased intangibles                      509         1,459           1,086
Total deferred taxes                                  $(5,100)       $1,582          $3,198


The provision for income taxes varied from amounts computed at the federal statutory rate as follows for the year ended December 31:


                                        1994                 1993                 1992
Provision at statutory rate       $51,485   35.0%      $42,202   35.0%     $31,051   34.0%
Nontaxable interest income        (12,041)  (8.2)      (10,473)  (8.7)      (7,045)  (7.7)
State income taxes,
     net of federal benefit         4,484    3.1         4,367    3.6        3,230    3.5
Other                                   2      -         1,295    1.1          719     .8
Provision for income taxes        $43,930   29.9%      $37,391   31.0%     $27,955   30.6%



The components of net deferred taxes are as follows for the year ended December 31:


                                                                       1994            1993
Deferred tax assets

Allowance for credit losses                                         $30,226         $29,491
Cash basis accounting                                                 6,677           6,283
Unrealized securities losses                                          8,178               -
Other                                                                 3,098           3,744
Total deferred tax assets                                            48,179          39,518

Deferred tax liabilities
Depreciation and amortization                                        (4,516)         (7,712)
Leasing                                                             (24,881)        (27,828)
Pension and retirement benefits                                      (5,743)         (6,492)
Purchase accounting                                                  (2,685)         (2,170)
Unrealized securities gains                                               -          (5,990)
Other                                                                (2,521)         (2,040)
Total deferred tax liabilities                                      (40,346)        (52,232)
Net deferred tax asset (liability)                                   $7,833        $(12,714)



A subsidiary has preacquisition net operating loss carryforwards remaining of $1,954 which expire through 2008.

The corporation recorded tax benefits of $1,332, $475 and $812 for executive stock option exercises in 1994, 1993 and 1992, respectively. The tax benefits have been allocated to shareholders' equity. In 1994 the deferred benefit for income taxes of $13,319 for unrealized securities losses has been allocated to shareholders' equity.

Deferred tax liabilities of $2,133 have not been recognized for a thrift subsidiary's base year tax bad debt reserve of $5,359. If the subsidiary fails to qualify as a savings and loan association or is converted to a commercial bank, the bad debt reserve would become taxable. Management does not expect this difference to reverse in the foreseeable future.


NOTE 15.  REGULATORY REQUIREMENTS AND RESTRICTIONS

Regulatory authorities require banks to maintain cash reserves against deposits. These reserves vary according to the type and maturity of the deposit. Cash reserve balances at December 31, 1994 and 1993 were $152,312 and $144,998, respectively.

Federal and state laws place limitations on the extension of credit by banking subsidiaries to the Parent Company and nonbank affiliates. Under these restrictions, banking subsidiaries may not extend credit beyond an aggregate of $100,475 to the Parent Company and nonbank affiliates as of December 31, 1994. Any extensions of such credit are subject to strict collateral requirements.

Federal and state laws also restrict the amount of dividends that may be declared by banking subsidiaries without the approval of regulatory authorities. Banking subsidiaries may declare dividends to the Parent Company in 1995 up to $170,440 plus 1995 net income to the date of dividend declaration.

Credit extensions to directors, executive officers and their associates, which are within regulatory limitations, are as follows:


Dollars in thousands                                               1994          1993
Balance at January 1                                            $74,849       $73,910
Increases                                                        91,621        53,644
Decreases                                                        77,746        52,705
Balance at December 31                                          $88,724       $74,849


NOTE 16. PARENT COMPANY ONLY FINANCIAL STATEMENTS

CONDENSED BALANCE SHEETS

Dollars in thousands
At December 31,                                                    1994          1993
Assets
Cash and due from banks                                            $122          $430
Loans and advances to subsidiaries:
   Banks                                                         55,025        47,475
   Nonbanks                                                      22,519        15,375
Investment in subsidiaries:
   Banks                                                        669,497       607,766
   Nonbanks                                                       5,344         5,351
Other loans and investments                                      22,261        19,563
Premises and equipment                                           15,972        19,455
Other assets                                                     40,695        40,900
Total assets                                                   $831,435      $756,315

Liabilities
Commercial paper                                              $       -       $20,162
Long-term debt                                                   74,631        77,804
Other liabilities                                                41,035        34,783

Total liabilities                                               115,666       132,749
Shareholders' equity                                            715,769       623,566

Total liabilities and shareholders' equity                     $831,435      $756,315



CONDENSED STATEMENTS OF INCOME

Dollars in thousands
For the year ended December 31,                               1994          1993          1992

Income
Dividends from subsidiaries:
   Banks                                                   $65,513       $40,521       $41,650
   Nonbanks                                                  1,934         1,412         1,830
Interest:
   Loans and advances to subsidiaries                        4,080         3,212         2,516
   Loans and short-term investments - nonaffiliates          1,298           497           763
Other, principally subsidiaries                             87,711        79,564        54,975
Total income                                               160,536       125,206       101,734

Expense
Interest                                                     6,351         8,345         9,845
Salaries and employee benefits                              42,320        40,366        30,203
Other                                                       55,492        51,799        45,045
Total expense                                              104,163       100,510        85,093

Income before taxes and equity in earnings of subsidiaries  56,373        24,696        16,641
Income tax benefit                                           5,654         7,016        10,327
Equity in undistributed earnings of subsidiaries            41,144        51,475        36,404
Net income                                                $103,171       $83,187       $63,372



STATEMENTS OF CASH FLOWS

Dollars in thousands
For the year ended December 31,                              1994          1993          1992
Cash flows from operating activities
Net income                                               $103,171       $83,187       $63,372
Adjustments to reconcile net income to net
  cash provided by operating activities:
  Equity in undistributed earnings of subsidiaries        (41,144)      (51,475)      (36,404)
  Depreciation and amortization                            11,045        10,296         7,623
Changes in assets and liabilities                           1,639        (7,094)         (107)
Net cash provided by operating activities                  74,711        34,914        34,484

Cash flows from investing activities
Change in other short-term investments,
   maturities less than 90 days                               157       (15,878)        9,567
Purchase of securities held to maturity                   (20,000)       (3,416)      (54,643)
Maturity of securities held to maturity                         -         6,139        51,053
Sale of securities                                          2,155             -        17,894
Change in loans to subsidiaries                            (2,144)      (23,950)       (9,279)
Change in loans to nonaffiliates                            2,364           320         4,582
Other                                                      (2,156)       (3,432)       (3,429)
Capitalization of subsidiaries                            (14,864)       (6,685)     (114,211)

Net cash used by investing activities                     (34,488)      (46,902)      (98,466)

Cash flows from financing activities
Change in short-term borrowings,
   maturities less than 90 days                           (15,878)       (1,416)       14,259
Proceeds from short-term borrowings                         4,162        13,200             -
Payments on short-term borrowings                          (8,952)       (7,000)            -
Payments on long-term debt                                 (3,067)      (27,566)       (4,189)
Proceeds from issuance of common stock                      8,463        54,526        67,922
Cash dividends paid                                       (25,259)      (19,392)      (15,130)

Net cash provided (used) by financing activities          (40,531)       12,352        62,862

Net increase (decrease) in cash and due from banks           (308)          364        (1,120)
Cash and due from banks - January 1                           430            66         1,186
Cash and due from banks - December 31                        $122          $430           $66

Supplemental information
Interest paid                                              $4,395        $8,737        $9,936
Income taxes paid                                          50,381        36,260        19,325
Noncash transactions
Additions to investment in subsidiaries                    27,609         3,041        11,512
Capital lease for computer equipment                            -             -        10,857
Termination of capital lease for computer equipment             -             -         6,460
Tax benefit of stock options exercised                      1,332           475           812
Dividends declared not paid                                 8,084         6,249         9,220

REPORT OF INDEPENDENT ACCOUNTANTS

To the Shareholders and Directors of West One Bancorp

We have audited the consolidated balance sheets of West One Bancorp and subsidiaries as of December 31, 1994 and 1993, and the related consolidated statements of income, shareholders' equity and cash flows for each of the three years in the period ended December 31, 1994. These financial statements are the responsibility of management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of West One Bancorp and subsidiaries as of December 31, 1994 and 1993 and the consolidated results of their operations and their cash flows for each of the three years in the period ended December 31, 1994, in conformity with generally accepted accounting principles.

As discussed in Note 1 to the consolidated financial statements, during 1993 the Company adopted Statement of Financial Accounting Standards No. 115, "Accounting for Certain Investments in Debt and Equity Securities."



/s/Coopers & Lybrand L.L.P.
Boise, Idaho
January 19,1995

CONSOLIDATED BALANCE SHEETS (Unaudited)
WEST ONE BANCORP AND SUBSIDIARIES

                                                            June 30,         December 31,
Dollars in thousands                                   1995         1994         1994
                                                    -----------  -----------  -----------
Assets
Cash and due from banks                               $529,144     $414,289     $632,577
Federal funds sold, securities purchased under
agreements to resell and other                         186,384      137,321      112,516
                                                    -----------  -----------  -----------
Securities:
Available for sale                                   1,163,333    1,029,817    1,139,765
Held to maturity                                       600,655      603,736      581,155
                                                    -----------  -----------  -----------
Total securities                                     1,763,988    1,633,553    1,720,920
                                                    -----------  -----------  -----------
Loans:
Real estate - mortgage                               2,336,830    2,012,316    2,207,247
Real estate - construction                             332,183      256,190      319,228
Commercial and agricultural                          2,346,348    2,160,629    2,205,459
Consumer                                             1,236,307    1,092,395    1,172,616
Leases                                                 167,069      149,941      160,873
                                                    -----------  -----------  -----------
Total loans                                          6,418,737    5,671,471    6,065,423
Allowance for credit losses                            (83,038)     (78,202)     (81,757)
                                                    -----------  -----------  -----------
Net loans                                            6,335,699    5,593,269    5,983,666
                                                    -----------  -----------  -----------
Premises and equipment                                 125,317      125,026      128,506
Interest receivable                                     67,310       50,870       66,605
Other assets                                           148,271      137,342      147,909
                                                    -----------  -----------  -----------
Total assets                                        $9,156,113   $8,091,670   $8,792,699
                                                    ===========  ===========  ===========
Liabilities
Deposits:
Noninterest bearing                                 $1,353,015   $1,177,294   $1,397,843
Interest bearing demand                                685,682      710,342      749,755
Regular and money market savings                     2,019,345    2,130,398    2,086,718
Time certificates under $100,000                     1,903,758    1,584,783    1,755,013
Time certificates $100,000 and over                    900,116      711,897      821,553
                                                    -----------  -----------  -----------
Total deposits                                       6,861,916    6,314,714    6,810,882
Federal funds purchased and securities
sold under agreements to repurchase                    516,254      528,554      804,161
Other short-term borrowings                            674,996      373,393      122,153
Long-term debt                                         321,970      129,142      253,073
Other liabilities                                       88,816       90,322       86,661
                                                    -----------  -----------  -----------
Total liabilities                                    8,463,952    7,436,125    8,076,930
                                                    -----------  -----------  -----------
Shareholders' equity
Common stock - $1.00 par value; 75,000,000 shares
authorized; 36,888,265, 35,070,083 and 36,745,368
shares issued                                           36,888       35,070       36,745
Capital surplus                                        324,633      316,187      327,879
Retained earnings                                      405,330      306,959      364,041
Unrealized gain (loss) on securities, net of tax         2,681       (2,671)     (12,896)
Treasury stock - 2,269,494 shares at cost              (77,371)           -            -
                                                    -----------  -----------  -----------
Total shareholders' equity                             692,161      655,545      715,769
                                                    -----------  -----------  -----------
Total liabilities and shareholders' equity          $9,156,113   $8,091,670   $8,792,699
                                                    ===========  ===========  ===========

The accompanying notes are an integral part of the financial statements.

CONSOLIDATED STATEMENTS OF INCOME (Unaudited)
WEST ONE BANCORP AND SUBSIDIARIES

                                          For the quarter ended   For the six months ended
                                                  June 30,                  June 30,
Dollars in thousands except per share        1995         1994         1995         1994
                                          ---------    ---------    ---------    ---------
Interest income
Loans                                     $145,451     $113,499     $283,059     $219,042
Short-term investments                         964          981        2,698        1,422
Interest and dividends on securities:
United States Treasury and
Government agencies                         12,136        7,677       22,647       14,292
State and municipal bonds                    7,626        7,557       15,131       14,714
Mortgage-backed securities                   3,934        3,871        7,800        7,380
Other                                        2,395        2,372        4,579        5,093
                                          ---------    ---------    ---------    ---------
Total interest income                      172,506      135,957      335,914      261,943
                                          ---------    ---------    ---------    ---------
Interest expense
Deposits                                    63,696       41,452      122,694       79,314
Federal funds purchased and securities
sold under agreements to repurchase          8,347        5,189       16,078        8,873
Other short-term borrowings                  3,718        2,898        5,909        5,075
Long-term debt                               5,258        1,814        9,728        3,575
                                          ---------    ---------    ---------    ---------
Total interest expense                      81,019       51,353      154,409       96,837
                                          ---------    ---------    ---------    ---------
Net interest income                         91,487       84,604      181,505      165,106
Provision for credit losses                  3,311        3,787        6,470        7,776
                                          ---------    ---------    ---------    ---------
Net interest income after
provision for credit losses                 88,176       80,817      175,035      157,330
                                          ---------    ---------    ---------    ---------
Noninterest income
Trust fees and commissions                   4,018        3,803        7,497        7,346
Service charges on deposit accounts         10,370        9,913       20,439       18,897
Other service charges, fees
and commissions                             15,064       11,917       28,827       22,541
Other                                        4,031        4,816        5,872        8,103
Loss on securities                             (33)        (327)        (148)        (485)
                                          ---------    ---------    ---------    ---------
Total noninterest income                    33,450       30,122       62,487       56,402
                                          ---------    ---------    ---------    ---------
Noninterest expense
Employee compensation and benefits          37,675       35,001       76,744       69,039
Outside services                            10,285        8,112       18,669       15,576
Equipment                                    5,578        5,621       11,102       11,104
Net occupancy                                5,390        5,027       10,745        9,745
Insurance and miscellaneous taxes            5,094        4,701       10,177        9,463
Marketing                                    2,754        2,468        5,143        4,942
Postage and courier                          2,762        2,398        5,462        4,745
Supplies                                     1,958        1,859        3,823        3,658
Telephone                                    2,009        1,812        3,960        3,596
Other                                        5,854        5,848       10,430       11,452
                                          ---------    ---------    ---------    ---------
Total noninterest expense                   79,359       72,847      156,255      143,320
                                          ---------    ---------    ---------    ---------
Income before taxes                         42,267       38,092       81,267       70,412
Provision for income taxes                  13,519       12,169       24,251       21,574
                                          ---------    ---------    ---------    ---------
Net income                                 $28,748      $25,923      $57,016      $48,838
                                          =========    =========    =========    =========
Primary earnings per share                    $.79         $.73        $1.55        $1.38
Fully diluted earnings per share               .75          .69         1.47         1.31
Dividends declared per share                   .22          .18          .44          .36
                                          =========    =========    =========    =========

The accompanying notes are an integral part of the financial statements.

CONSOLIDATED STATEMENTS OF CASH FLOWS
WEST ONE BANCORP AND SUBSIDIARIES (Unaudited)

                                                                For the six months ended
                                                                         June 30,
(Dollars in thousands)                                               1995         1994
                                                                  ---------    ---------
Cash flows from operating activities:
Net income                                                         $57,016      $48,838
Adjustments to reconcile net income to net
cash provided by operating activities:
Provision for credit losses                                          6,470        7,776
Depreciation of premises and equipment                               8,811        8,038
Amortization and accretion of premiums and discounts                 5,521        5,830
Amortization of intangible and other assets                          5,472        5,650
Originations of real estate loans held for sale                   (118,727)    (170,331)
Proceeds from real estate and other loans sold                      98,137      199,256
Net gain on sale of real estate loans                               (2,765)      (2,228)
Net loss on sale of securities                                         148          485
Purchase of trading account securities                             (67,020)     (33,253)
Sale of trading account securities                                  61,967       28,755
Change in assets and liabilities:
Interest receivable                                                   (705)        (181)
Other assets                                                        (6,345)      (2,548)
Other liabilities                                                     (280)      (3,610)
                                                                  ---------    ---------
Net cash provided by operating activities                           47,700       92,477
                                                                  ---------    ---------
Cash flows from investing activities:
Change in short-term investments, maturities less than 90 days     (68,068)    (117,739)
Purchase of securities available for sale                         (280,393)    (316,625)
Maturity of securities available for sale                          156,896      200,897
Sale of securities available for sale                              115,758      150,482
Purchase of securities held to maturity                            (42,613)     (59,362)
Maturity of securities held to maturity                             18,718       19,414
Sale of securities held to maturity                                  3,424           --
Change in net loans and leases                                    (336,761)    (336,177)
Purchase of premises and equipment                                  (5,802)      (9,193)
Sale of premises and equipment                                         130          141
Additions to intangible assets                                      (4,663)      (6,653)
Sale of other real estate owned                                      4,598        4,482
Cash provided by acquisitions                                           --      172,322
                                                                  ---------    ---------
Net cash used by investing activities                             (438,776)    (298,011)
                                                                  ---------    ---------

Cash flows from financing activities:
Change in deposits                                                  51,034      160,110
Change in short-term borrowings, maturities less than 90 days      228,087        6,006
Proceeds from short-term borrowings                                 64,154       34,075
Payments on short-term borrowings                                  (27,512)     (37,310)
Additions to long-term debt                                        105,236       20,000
Payments on long-term debt                                         (28,722)      (7,320)
Proceeds from issuance of common stock                               2,351        4,722
Repurchase of common stock                                         (90,897)          --
Cash dividends paid                                                (16,188)     (12,544)
                                                                  ---------    ---------
Net cash provided by financing activities                          287,543      167,739
                                                                  ---------    ---------
Net decrease in cash and due from banks                           (103,533)     (37,795)
Cash and due from banks - January 1                                632,577      450,384
                                                                  ---------    ---------
Cash and due from banks - June 30                                 $529,044     $412,589
                                                                  =========    =========
Supplemental information:
Interest paid                                                      153,439       96,534
Income taxes paid                                                   25,247       25,172
Noncash activities:
Loans held for sale transferred to the loan portfolio                8,168       16,036
Loan charge-offs                                                    10,010        8,986
Transfer of loans to other real estate owned                         1,808        5,543
Tax benefit of stock options exercised                                 510          776
Dividends declared not paid                                          7,616        6,316
Securities purchased not settled                                        --       10,568
Securities sold not settled                                          5,000          --
Acquisitions:
securities and short-term investments                                   --       18,532
Net loans                                                               --       17,331
Premises and equipment                                                  --        1,191
Intangible assets                                                       --       11,249
Deposits                                                                --      217,557
Other liabilities, net                                                  --          982
Equity                                                                  --        2,086
                                                                  =========    =========

The accompanying notes are an integral part of the financials

NOTES TO QUARTERLY CONSOLIDATED FINANCIAL STATEMENTS
West One Bancorp and Subsidiaries



These statements are unaudited financial statements and should be read in conjunction with the 1994 Annual Report of West One Bancorp and Subsidiaries (West One). All adjustments (consisting only of normal recurring accruals and the acquisitions as discussed below) which are, in the opinion of management, necessary to present fairly the consolidated financial position, results of operations and cash flows have been made in the accompanying financial statements.

RECLASSIFICATION

Certain reclassifications of 1994 amounts were made in order to conform to the 1995 presentation, none of which affect previously reported net income.

SALE OF HELD-TO-MATURITY SECURITIES

In the first six months of 1995, securities for three issuers which were classified as held-to-maturity were sold due to downgrades in credit quality which caused the securities to fall below West One's investment policy guidelines. The combined amortized cost was $3.4 million and a net gain of $36 thousand was recognized on the sales.

ACQUISITIONS

West One acquired the financial institutions listed below in transactions accounted for as poolings of interests. The acquisitions were not material to West One's financial position, results of operations and cash flows and prior year financial statements have not been restated.

  November 10, 1994, National Security Bank with assets of $132 million in exchange for 1,101,832 shares of West One Bancorp common stock.

  September 2, 1994, Valley Commercial Bank, a two-branch $64 million bank headquartered in Clarkston, Washington, in exchange for 404,523 shares of West One Bancorp common stock.

  January 21, 1994, Idaho State Bank with assets of $50 million in exchange for 133,332 shares of West One Bancorp common stock.

On April 15, 1994, West One Bancorp acquired ten Far West Federal Savings Bank branches in Oregon from the Resolution Trust Corporation. The transaction included the receipt of $160 million in cash, $2 million of premises and equipment, $11 million of intangible assets and the assumption of $173 million of deposits and other liabilities. The transaction was accounted for as a purchase.

OTHER EVENTS

On May 5, 1995, U. S. Bancorp entered into an Agreement and Plan of Merger (the Merger Agreement) with West One Bancorp, an Idaho corporation (West
One), pursuant to which West One will be merged with and into U. S. Bancorp (the Merger). As a result of the Merger, each outstanding share of West One's common stock, par value $1.00 per share (West One Common Stock), will be converted into 1.47 shares of U. S. Bancorp Common Stock, par value $5.00 per share (U. S. Bancorp Common Stock). The Merger is conditioned upon, among other things, approval by shareholders of U. S. Bancorp and by shareholders of West One, and upon certain regulatory approvals. The Merger is expected to be completed by year-end 1995.

As a condition to entering into the Merger Agreement, on May 6, 1995, U. S. Bancorp and West One entered into (i) a Stock Option Agreement between West One, as issuer, and U. S. Bancorp, as grantee (the West One Stock Option Agreement), pursuant to which West One granted to U. S. Bancorp the right upon the terms and subject to the conditions set forth therein, to purchase up to 19.9% of the outstanding shares of West One Common Stock at a price of $34.00 per share, and (ii) a Stock Option Agreement between U. S. Bancorp, as issuer, and West One as grantee (the U. S. Bancorp Stock Option Agreement), pursuant to which U. S. Bancorp granted to West One the right to purchase up to 19.9% of the outstanding shares of U. S. Bancorp Common Stock at a price of $28.00 per share.

In May 1995, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards (SFAS) No. 122, "Accounting for Mortgage Servicing Rights." The statement is effective for fiscal years beginning after December 15, 1995. This statement is not expected to have a material effect on West One's financial condition, results of operations, cash flows or related disclosures.

During the first quarter of 1995, West One implemented SFAS No. 114, "Accounting by Creditors for Impairment of a Loan," SFAS No. 116, "Accounting for Contributions Received and Contributions Made" and SFAS No. 118, "Accounting by Creditors for Impairment of a Loan - Income Recognition and Disclosures." None of these statements had a material effect on West One's financial condition, results of operations, cash flows or related disclosures.

                         U. S. BANCORP AND SUBSIDIARIES

                       PRO FORMA CONDENSED BALANCE SHEET

                                 JUNE 30, 1995
                                 (IN THOUSANDS)
                                  (UNAUDITED)

                                                                             PRO FORMA       PRO FORMA
                                          U. S. BANCORP      WEST ONE       ADJUSTMENTS       COMBINED
                                          -------------     -----------     -----------     ------------
ASSETS
Cash and due from banks.................    $ 1,476,674     $  529,144       $               $ 2,005,818
Federal funds sold, security resell
  agreements and other short-term
  investments...........................        129,983        179,922                           309,905
Trading account securities..............        140,368          6,462                           146,830
Loans held for sale.....................         66,452         46,065                           112,517
Securities available for sale, at fair
  value (cost: $1,064,232; $1,158,891;
  $2,223,123)...........................      1,078,798      1,163,333                         2,242,131
Securities held to maturity, at
  amortized cost (fair value:
  $1,240,405; $612,979; $1,853,384).....      1,265,551        600,655                         1,866,206
Loans and lease financing, net of
  unearned income.......................     15,956,600      6,372,672                        22,329,272
Allowance for credit losses.............       (313,274)       (83,038)                         (396,312)
                                            -----------     ----------       ---------       -----------
Net loans and lease financing...........     15,643,326      6,289,634                        21,932,960
Other assets............................      1,548,706        340,898                         1,889,604
                                            -----------     ----------       ---------       -----------
                                            $21,349,858     $9,156,113       $      --       $30,505,971
                                            ===========     ==========       =========       ===========
LIABILITIES
Deposits:
Noninterest-bearing deposits............    $ 3,901,749     $1,353,015       $               $ 5,254,764
Interest-bearing deposits...............     11,074,363      5,508,901                        16,583,264
                                            -----------     ----------       ---------       -----------
     Total deposits.....................     14,976,112      6,861,916              --        21,838,028
Federal funds purchased and security
  repurchase agreements.................      1,898,211        516,254                         2,414,465
Commercial paper and other short-term
  borrowings............................        944,371        674,996                         1,619,367
Long-term debt..........................        890,338        321,970                         1,212,308
Other liabilities.......................        747,657         88,816          60,000 (D)       896,473
                                            -----------     ----------       ---------       -----------
     Total liabilities..................     19,456,689      8,463,952          60,000        27,980,641
                                            -----------     ----------       ---------       -----------
SHAREHOLDERS' EQUITY
Preferred stock.........................        150,000             --                           150,000
Common stock............................        491,118         36,888         217,560 (B)       745,566
Capital surplus.........................        351,445        324,633        (294,931)(B)       381,147
Retained earnings.......................        892,677        405,330         (60,000)(D)     1,238,007
Net unrealized gain on securities
  available for sale, net of tax........          7,929          2,681                            10,610
Treasury stock, at cost.................             --        (77,371)         77,371 (B)            --
                                            -----------     ----------       ---------       -----------
     Total shareholders' equity.........      1,893,169        692,161         (60,000)        2,525,330
                                            -----------     ----------       ---------       -----------
                                            $21,349,858     $9,156,113       $      --       $30,505,971
                                            ===========     ==========       =========       ===========

      See Accompanying Notes to Pro Forma Condensed Financial Statements.

                         U. S. BANCORP AND SUBSIDIARIES
                    PRO FORMA CONDENSED STATEMENT OF INCOME
                     FOR THE SIX MONTHS ENDED JUNE 30, 1995
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)
                                  (UNAUDITED)

                                                                                                PRO FORMA      PRO FORMA
                                                             U. S. BANCORP     WEST ONE(A)     ADJUSTMENTS      COMBINED
                                                             --------------    ------------    -----------    ------------
INTEREST INCOME
Loans, lease financing and loans held for sale,
  including fees..........................................      $739,585         $296,179         $            $1,035,764
Securities................................................        76,001           50,157                         126,158
Trading account securities................................         4,722              152                           4,874
Interest-bearing deposits and short-term investments......         4,364            2,546                           6,910
                                                                --------         --------         ------       ----------
  Total interest income...................................       824,672          349,034             --        1,173,706
                                                                --------         --------         ------       ----------
INTEREST EXPENSE
Deposits..................................................       217,022          122,694                         339,716
Short-term borrowings.....................................        84,274           21,987                         106,261
Long-term debt............................................        30,778            9,728                          40,506
                                                                --------         --------         ------       ----------
  Total interest expense..................................       332,074          154,409             --          486,483
                                                                --------         --------         ------       ----------
NET INTEREST INCOME.......................................       492,598          194,625             --          687,223
Provision for credit losses...............................        42,265            6,470                          48,735
                                                                --------         --------         ------       ----------
Net interest income after provision for credit losses.....       450,333          188,155             --          638,488
NONINTEREST REVENUES
Service charges on deposit accounts.......................        75,623           20,439                          96,062
Bank card revenue, net....................................        29,614            6,075                          35,689
Trust and investment management...........................        26,263            7,497                          33,760
Exchange fees.............................................        16,743            5,893                          22,636
Mortgage banking income, net..............................         3,485            6,415                           9,900
Other operating revenue...................................        54,729           10,846                          65,575
Equity investment income..................................           475               --                             475
Securities gains (losses).................................         1,690             (148)                          1,542
                                                                --------         --------         ------       ----------
  Total noninterest revenues..............................       208,622           57,017             --          265,639
NONINTEREST EXPENSES
Employee compensation and benefits........................       208,484           91,355                         299,839
Net occupancy expense.....................................        31,893           10,745                          42,638
Equipment rentals, depreciation and maintenance...........        48,328           11,102                          59,430
Regulatory agency fees....................................        19,346            8,233                          27,579
Other operating expense...................................       139,698           42,470                         182,168
                                                                --------         --------         ------       ----------
  Total noninterest expenses..............................       447,749          163,905             --          611,654
                                                                --------         --------         ------       ----------
Income before income taxes................................       211,206           81,267             --          292,473
Provision for income taxes................................        74,685           24,251                          98,936
                                                                --------         --------         ------       ----------
Net income................................................      $136,521         $ 57,016         $   --       $  193,537
                                                                ========         ========         ======       ==========
Average shares outstanding:
  U.S. Bancorp............................................        98,179
  West One
      Primary.............................................                         36,830
      Fully Diluted.......................................                         39,516
  Pro Forma...............................................                                                        152,319
Earnings per common share:
  U.S. Bancorp............................................         $1.33
  West One
      Primary.............................................                          $1.55
      Fully diluted.......................................                           1.47
  Pro Forma...............................................                                                          $1.23(C)

      See Accompanying Notes to Pro Forma Condensed Financial Statements.

                         U. S. BANCORP AND SUBSIDIARIES
                    PRO FORMA CONDENSED STATEMENT OF INCOME
                      FOR THE YEAR ENDED DECEMBER 31, 1994
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)
                                  (UNAUDITED)

                                                                                                  PRO FORMA       PRO FORMA
                                                             U. S. BANCORP      WEST ONE(A)      ADJUSTMENTS       COMBINED
                                                             --------------     ------------     -----------     ------------
INTEREST INCOME
Loans, lease financing and loans held for sale,
  including fees..........................................     $1,283,092         $498,241          $             $1,781,333
Securities................................................        175,150           88,015                           263,165
Trading account securities................................          8,931               93                             9,024
Interest-bearing deposits and short-term investments......         12,912            2,907                            15,819
                                                               ----------         --------          ------        ----------
  Total interest income...................................      1,480,085          589,256              --         2,069,341
                                                               ----------         --------          ------        ----------
INTEREST EXPENSE
Deposits..................................................        344,194          179,639                           523,833
Short-term borrowings.....................................        102,997           32,575                           135,572
Long-term debt............................................         70,736            9,147                            79,883
                                                               ----------         --------          ------        ----------
  Total interest expense..................................        517,927          221,361              --           739,288
                                                               ----------         --------          ------        ----------
NET INTEREST INCOME.......................................        962,158          367,895              --         1,330,053
Provision for credit losses...............................        106,868           13,278                           120,146
                                                               ----------         --------          ------        ----------
Net interest income after provision for credit losses.....        855,290          354,617              --         1,209,907
NONINTEREST REVENUES
Service charges on deposit accounts.......................        151,990           39,536                           191,526
Bank card revenue, net....................................         61,172           11,486                            72,658
Trust and investment management...........................         51,082           14,201                            65,283
Exchange fees.............................................         31,545            7,502                            39,047
Mortgage banking income, net..............................         17,308            9,651                            26,959
Credit reporting revenue..................................         13,204               --                            13,204
Other operating revenue...................................         80,511           22,630                           103,141
Equity investment income (loss)...........................         (5,429)              --                            (5,429)
Securities gains (losses).................................         (8,145)          (1,067)                           (9,212)
Gain on sale of operations and loans......................         62,883               --                            62,883
                                                               ----------         --------          ------        ----------
  Total noninterest revenues..............................        456,121          103,939              --           560,060
NONINTEREST EXPENSES
Employee compensation and benefits........................        475,323          171,833                           647,156
Net occupancy expense.....................................         67,121           20,604                            87,725
Equipment rentals, depreciation and maintenance...........        107,554           21,942                           129,496
Regulatory agency fees....................................         39,635           14,887                            54,522
Restructure charge........................................        100,000               --                           100,000
Other operating expense...................................        305,682           82,189                           387,871
                                                               ----------         --------          ------        ----------
  Total noninterest expenses..............................      1,095,315          311,455              --         1,406,770
                                                               ----------         --------          ------        ----------
Income before income taxes................................        216,096          147,101              --           363,197
Provision for income taxes................................         64,601           43,930                           108,531
                                                               ----------         --------          ------        ----------
Net income................................................     $  151,495         $103,171          $   --        $  254,666
                                                               ==========         ========          ======        ==========
Average shares outstanding:
  U. S. Bancorp...........................................         99,448
  West One
    Primary...............................................                          35,812
    Fully diluted.........................................                          38,497
  Pro Forma...............................................                                                           152,091
Earnings per common share:
  U. S. Bancorp...........................................          $1.40
  West One
      Primary.............................................                           $2.88
      Fully diluted.......................................                            2.74
  Pro Forma...............................................                                                             $1.59(C)

      See Accompanying Notes to Pro Forma Condensed Financial Statements.

                         U. S. BANCORP AND SUBSIDIARIES
                    PRO FORMA CONDENSED STATEMENT OF INCOME
                      FOR THE YEAR ENDED DECEMBER 31, 1993
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)
                                  (UNAUDITED)

                                                                                               PRO FORMA       PRO FORMA
                                                          U. S. BANCORP      WEST ONE(A)      ADJUSTMENTS       COMBINED
                                                          --------------     ------------     -----------     ------------
INTEREST INCOME
Loans, lease financing and loans held for sale,
  including fees.......................................     $1,212,461         $429,660          $             $1,642,121
Securities.............................................        202,560           93,404                           295,964
Trading account securities.............................          8,607              107                             8,714
Interest-bearing deposits and short-term investments...         10,068            1,264                            11,332
                                                            ----------         --------          ------        ----------
  Total interest income................................      1,433,696          524,435              --         1,958,131
                                                            ----------         --------          ------        ----------
INTEREST EXPENSE
Deposits...............................................        365,791          160,076                           525,867
Short-term borrowings..................................         58,934           25,135                            84,069
Long-term debt.........................................         80,860            8,224                            89,084
                                                            ----------         --------          ------        ----------
  Total interest expense...............................        505,585          193,435              --           699,020
                                                            ----------         --------          ------        ----------
NET INTEREST INCOME....................................        928,111          331,000              --         1,259,111
Provision for credit losses............................         92,851           13,383                           106,234
                                                            ----------         --------          ------        ----------
Net interest income after provision for credit
  losses...............................................        835,260          317,617              --         1,152,877
NONINTEREST REVENUES
Service charges on deposit accounts....................        134,668           36,588                           171,256
Bank card revenue, net.................................         59,122            9,719                            68,841
Trust and investment management........................         48,678           13,627                            62,305
Exchange fees..........................................         28,051            6,383                            34,434
Mortgage banking income, net...........................         28,786            8,718                            37,504
Credit reporting revenue...............................         33,984               --                            33,984
Other operating revenue................................         99,389           17,652                           117,041
Equity investment income...............................         33,973               --                            33,973
Securities gains (losses)..............................             11              495                               506
Gain on sale of mortgage loan servicing rights.........         55,846               --                            55,846
Gain on sale of operations and loans...................          9,311               --                             9,311
                                                            ----------         --------          ------        ----------
  Total noninterest revenues...........................        531,819           93,182              --           625,001
NONINTEREST EXPENSES
Employee compensation and benefits.....................        495,224          158,684                           653,908
Net occupancy expense..................................         65,931           19,571                            85,502
Equipment rentals, depreciation and maintenance........         90,237           21,725                           111,962
Regulatory agency fees.................................         41,335           13,600                            54,935
Other operating expense................................        290,103           76,641                           366,744
                                                            ----------         --------          ------        ----------
  Total noninterest expenses...........................        982,830          290,221              --         1,273,051
                                                            ----------         --------          ------        ----------
Income before income taxes.............................        384,249          120,578              --           504,827
Provision for income taxes.............................        126,300           37,391                           163,691
                                                            ----------         --------          ------        ----------
Net income.............................................     $  257,949         $ 83,187          $   --        $  341,136
                                                            ==========         ========          ======        ==========
Average shares outstanding:
  U. S. Bancorp........................................         99,327
  West One
    Primary............................................                          33,292
    Fully diluted......................................                          35,996
  Pro Forma............................................                                                           148,266
Earnings per common share:
  U. S. Bancorp........................................          $2.47
  West One
    Primary............................................                           $2.50
    Fully diluted......................................                            2.38
  Pro Forma............................................                                                             $2.22(C)

      See Accompanying Notes to Pro Forma Condensed Financial Statements.

                         U. S. BANCORP AND SUBSIDIARIES
                    PRO FORMA CONDENSED STATEMENT OF INCOME
                      FOR THE YEAR ENDED DECEMBER 31, 1992
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)
                                  (UNAUDITED)

                                                                                              PRO FORMA      PRO FORMA
                                                           U. S. BANCORP     WEST ONE(A)     ADJUSTMENTS      COMBINED
                                                           --------------    ------------    -----------    ------------
INTEREST INCOME
Loans, lease financing and loans held for sale,
  including fees.........................................    $1,302,003        $354,699         $            $1,656,702
Securities...............................................       163,382          87,220                         250,602
Trading account securities...............................         9,480             136                           9,616
Interest-bearing deposits and short-term investments.....        16,609           8,142                          24,751
                                                             ----------        --------         ------       ----------
  Total interest income..................................     1,491,474         450,197             --        1,941,671
                                                             ----------        --------         ------       ----------
INTEREST EXPENSE
Deposits.................................................       448,372         160,138                         608,510
Short-term borrowings....................................        89,524          24,906                         114,430
Long-term debt...........................................        93,220          10,046                         103,266
                                                             ----------        --------         ------       ----------
  Total interest expense.................................       631,116         195,090             --          826,206
                                                             ----------        --------         ------       ----------
NET INTEREST INCOME......................................       860,358         255,107             --        1,115,465
Provision for credit losses..............................       134,454          14,308                         148,762
                                                             ----------        --------         ------       ----------
Net interest income after provision for credit losses....       725,904         240,799             --          966,703
NONINTEREST REVENUES
Service charges on deposit accounts......................       120,102          30,882                         150,984
Bank card revenue, net...................................        50,163           6,994                          57,157
Trust and investment management..........................        45,738          11,819                          57,557
Exchange fees............................................        24,333           4,543                          28,876
Mortgage banking income, net.............................        57,970           9,748                          67,718
Credit reporting revenue.................................        33,315              --                          33,315
Other operating revenue..................................        86,059          13,899                          99,958
Equity investment income.................................        12,928              --                          12,928
Securities gains (losses)................................           438           1,690                           2,128
Gain on sale of mortgage loan servicing rights...........         7,467              --                           7,467
Gain on sale of loans....................................         4,988              --                           4,988
                                                             ----------        --------         ------       ----------
  Total noninterest revenues.............................       443,501          79,575             --          523,076
NONINTEREST EXPENSES
Employee compensation and benefits.......................       436,633         122,672                         559,305
Net occupancy expense....................................        55,709          15,255                          70,964
Equipment rentals, depreciation and maintenance..........        73,703          17,174                          90,877
Regulatory agency fees...................................        36,095          11,389                          47,484
Other operating expense..................................       266,643          62,557                         329,200
                                                             ----------        --------         ------       ----------
  Total noninterest expenses.............................       868,783         229,047             --        1,097,830
                                                             ----------        --------         ------       ----------
Income before income taxes...............................       300,622          91,327             --          391,949
Provision for income taxes...............................        92,548          27,955                         120,503
                                                             ----------        --------         ------       ----------
Income before cumulative effect of accounting changes....    $  208,074        $ 63,372         $   --       $  271,446
                                                             ==========        ========         ======       ==========
Average shares outstanding:
  U. S. Bancorp..........................................        98,650
  West One
    Primary..............................................                        30,343
    Fully diluted........................................                        33,126
  Pro Forma..............................................                                                       143,255
Earnings per common share before cumulative effect of
  accounting changes:
  U. S. Bancorp..........................................         $2.05
  West One
    Primary..............................................                         $2.09
    Fully diluted........................................                          1.98
  Pro Forma..............................................                                                         $1.86(C)

      See Accompanying Notes to Pro Forma Condensed Financial Statements.

               NOTES TO PRO FORMA CONDENSED FINANCIAL STATEMENTS

(A) Certain reclassifications have been made to the condensed consolidated statement of income of West One as discussed below in order to present the operations of both companies on a consistent basis of accounting for purposes of the pro forma combined statements (amounts in thousands):

      Loan fees and direct loan origination costs in excess of deferred amount are presented gross as components of interest income, mortgage banking income and employee compensation and benefits expense as follows:

                                                                        FOR THE YEAR ENDED
                                                                           DECEMBER 31,
                                           SIX MONTHS ENDED        ----------------------------
                                            JUNE 30, 1995          1994        1993        1992
                                           ----------------        ----        ----        ----
          Increase in:
          Loan fees.....................        $13,120           $26,270     $27,110     $16,409
          Mortgage banking income, net..          1,491             3,051       2,688       2,239
          Employee compensation and
            benefits....................         14,611            29,321      29,798      18,648

       Bank card revenue and expense and mortgage banking income and expense have been reclassified from other operating revenue and other operating expense to bank card revenue, net and mortgage banking income, net, respectively, in noninterest revenues as follows:

                                                                        FOR THE YEAR ENDED
                                                                           DECEMBER 31,
                                            SIX MONTHS ENDED       ----------------------------
                                             JUNE 30, 1995         1994        1993        1992
                                            ----------------       ----        ----        ----
          Increase in:
          Bank card revenue, net..........       $6,075           $11,486     $9,719      $6,994
          Mortgage banking income, net....        4,924             6,600      6,030       7,509

       ATM expenses have been reclassified from other expenses to be shown net with ATM revenue in other operating revenue as follows:

                                                                        FOR THE YEAR ENDED
                                                                           DECEMBER 31,
                                             SIX MONTHS ENDED       -----------------------------
                                              JUNE 30, 1995         1994        1993         1992
                                             ----------------       ----        ----         ----
          Decrease in other operating
            revenue........................        $681            $1,359      $1,214        $648

      Following the Merger, there may be other reclassifications to conform certain West One reporting or accounting practices to those of U. S. Bancorp.

(B) Pooling adjustments to reflect the exchange of 50,889,593 shares of U. S. Bancorp Common Stock for 34,618,771 shares of West One Common Stock outstanding at June 30, 1995. At that date, West One also held approximately 2,269,494 treasury shares in anticipation of issuance pursuant to the conversion of Convertible Debentures. The Convertible Debentures were called for redemption in July 1995, and the majority of holders of Convertible Debentures are expected to exercise their right of conversion to West One Common Stock during the 1995 third quarter.

(C) Pro forma earnings per share are computed by dividing pro forma net income less preferred dividends by the historical weighted average number of shares of U. S. Bancorp Common Stock outstanding for each period, adjusted to give effect to the new shares assumed to be issued at the beginning of each period presented. Pro forma earnings per share on a fully diluted basis is not presented as the dilution is not material.

(D) Merger related expenses currently estimated at $60 million after-tax will be taken during the fourth quarter of 1995 for primarily employee severance, including payments to retain certain employees through their agreed upon termination dates, costs to eliminate redundant computer systems, administrative functions, premises, furniture and equipment, and professional fees.

      Management plans to reduce the aggregate number of employees by approximately 1,100 upon completion of the merger integration. The estimated costs are based upon average costs for similar programs and actual amounts due upon displacement of certain employees and include severance benefits, outplacement programs, and health benefits during the severance period.

      Management's review of the two companies' computer systems resulted in the identification of certain hardware and software that will be retired and/or sold. Management also intends to reduce the number of branches and offices maintained in accordance with those plans. Furniture and equipment will be sold or retired. The costs of reducing the number of branches, offices and related furniture and equipment have been contemplated in the Merger-related expenses estimate.

      Investment adviser fees payable upon consummation of the Merger and accountant and attorney's professional fees directly attributable to the Merger will be accrued.

                                   SIGNATURES

                 Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                        U. S. BANCORP
                                        (Registrant)


                                        By   /s/ STEVEN P. ERWIN
                                             ---------------------------
                                             Steven P. Erwin
                                             Executive Vice President and
                                             Chief Financial Officer

Dated:  August 30, 1995

                               INDEX TO EXHIBITS

 23         Consent of Coopers & Lybrand L.L.P.